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                                                                   Exhibit 4.(d)

                               LENNAR CORPORATION,

                                     Issuer,

                           THE GUARANTORS NAMED HEREIN

                                       and

                          BANK ONE TRUST COMPANY, N.A.,
                                 as successor to

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee

                          ----------------------------

                          Third Supplemental Indenture

                             Dated as of May 3, 2000

                                  To Indenture

                          Dated as of December 31, 1997

                          ----------------------------


                                   Relating To

                Lennar Corporation's 7 5/8% Senior Notes Due 2009

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

THIRD SUPPLEMENTAL INDENTURE, dated as of May 3, 2000 (the "Supplemental Indenture"), to Indenture, dated as of December 31, 1997, between Lennar Corporation (the "Company"), a Delaware corporation, each of the parties named as Guarantors on the signature pages of this Supplemental Indenture and Bank One Trust Company, N.A., as successor to The First National Bank of Chicago, a national banking association, organized under the laws of the United States of America, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 31, 1997 (the "Base Indenture"), providing for the issuance from time to time of its notes and other evidences of unsecured indebtedness, to be issued in one or more series as therein provided ("Securities");

         WHEREAS, Section 2.02 of the Base Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into an indenture which supplements the Base Indenture to establish the terms of securities of any series;

         WHEREAS, the Company and the Trustee are parties to a Second Supplemental Indenture to the Base Indenture, dated as of February 19, 1999 (the "Second Supplemental Indenture"), governing the Company's 7 5/8% Senior Notes Due 2009 (the "Notes"); and

         WHEREAS, the Company and the Trustee are entering into this Supplemental Indenture in order to (1) provide the Notes with the benefits of the Guarantees (as defined below) and (2) recognize that the Notes are secured on an equal and ratable basis with the Company's obligations under its Credit Agreement, dated May 3, 2000 (the "Credit Agreement"), among the Company, Bank One, NA, Bankers Trust Company and the other lenders named therein (the "Lenders"), all as provided in the Company Pledge Agreement, dated May 3, 2000, between the Company and Bank One, NA, the Subsidiary Pledge Agreement, dated May 3, 2000, between the Pledgors named therein and Bank One, NA and the Collateral Trust Agreement, dated May 3, 2000, between the Company and Bank One, NA.

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.

SECTION 1.02. References in this Supplemental Indenture to section numbers shall be deemed to be references to section numbers of this Supplemental Indenture unless otherwise specified.

SECTION 1.03. In the case of capitalized terms defined in this Supplemental Indenture that are also defined in the Indenture, the meanings ascribed to such terms in this Supplemental Indenture shall control with respect to the Notes.

SECTION 1.04. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after May 3, 2000, including, without limitation, all Disqualified Stock and Preferred Stock.

         "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of May 3, 2000, by and among the Company, the Guarantors and Bank One, NA, as Trustee

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided, however, that the term "guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business and (B) guarantees (other than guarantees of Indebtedness) by Lennar in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means (1) initially, each of the Guarantors named on the signature pages of this Supplemental Indenture, and (2) each of the Company's Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of this Supplemental Indenture.

         "Guarantors" means (1) initially, those parties named as Guarantors on the signature pages of this Supplemental Indenture, and (2) each of Lennar's Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of this Supplemental Indenture.

         "Holder" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

         "Indenture" means the Base Indenture together with the Second Supplemental Indenture.

         "Investments" shall have the meaning ascribed to it under the New Indenture.

         "New Indenture" means the indenture dated as of May 3, 2000, relating to the relating to an issue of the Company's 9.95% Senior Notes Due 2010.

         "Non-Recourse Indebtedness" shall have the meaning ascribed to it under the New Indenture.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or any Treasurer of Lennar and otherwise complying with the requirements of the Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of the Indenture, as they relate to the giving of an Opinion of Counsel.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge Agreements" means the Company Pledge Agreement, dated as of May 3, 2000, by and between the Company and Bank One, NA, as Trustee and the Subsidiary Pledge Agreement, dated as of May 3, 2000, by and between the Pledgors named therein and Bank One, NA, as Trustee

                                   ARTICLE TWO

                               GUARANTEE OF NOTES

SECTION 2.01. Unconditional Guarantee.

                  Each Guarantor, if any, hereby jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) all amounts due with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or under the Indenture (including amounts due the Trustee under Section 7.7 of the Base Indenture) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof or of the Indenture; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under the Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

                  Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Notes or the Indenture, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Two, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Base Indenture and/or Article V of the Second Supplemental Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in
Article VI of the Base Indenture and/or Article V of the Second Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                  No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                  Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 2.02. Limitations on Guarantees.

                  The obligations of each Guarantor under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                  The Guarantors shall include (i) each of the Guarantors named on the signature pages of this Supplemental Indenture, (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms hereof as a Guarantor; and
(iii) any subsidiary designated as a "Restricted Subsidiary" pursuant to the New Indenture, whether formed or acquired after May 3, 2000, that guarantees any outstanding Indebtedness of the Company or any Restricted Subsidiary pursuant to the New Indenture; provided, however, that if any Guarantor is released from its guarantee of the outstanding Indebtedness of the Company or any Restricted Subsidiary, such Guarantor shall be automatically released from its obligations as Guarantor and, from and after such date, such Guarantor shall cease to constitute a Guarantor.

SECTION 2.03  Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 2.01, each Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit A hereto. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any Note or Notes.

                  If an Officer of a Guarantor whose signature is on the Indenture, this Supplemental Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Supplemental Indenture on behalf of each Guarantor.

SECTION 2.04  Release of a Guarantor.

                  If no Default exists or would exist under the Indenture, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company or Subsidiary), or if any Guarantor is dissolved or liquidated, or if a Guarantor is designated an Unrestricted Subsidiary in accordance with the New Indenture, such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed released from all obligations under this Article Two without any further action required on the part of the Trustee or any Holder.

                  The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Two.

                  Nothing contained in the Indenture, this Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 2.05  Waiver of Subrogation.

                  Until the Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or the Indenture and such Guarantor's obligations under this Supplemental Indenture, the Guarantee and the Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, the Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 2.05 is knowingly made in contemplation of such benefits.

SECTION 2.06.  No Set-Off.

                  Each payment to be made by a Guarantor hereunder in respect of its Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 2.07.  Obligations Absolute.

                  The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 2.08.  Obligations Continuing.

                  The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 2.09.  Obligations Not Reduced.

                  The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged except solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of the Indenture be or become owing or payable under or by virtue of or otherwise in connection with the Notes or the Indenture.

SECTION 2.10.  Obligations Reinstated.

                  The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from the Trustee or any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 2.11  Obligations Not Affected.

                  The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

                  (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or any other person;

                  (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other person under the Indenture, the Notes or any other document or instrument;

                  (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of the Indenture, this Supplemental Indenture or the Notes, or to give notice thereof to a Guarantor;

                  (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

                  (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

                  (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes, this Supplemental Indenture or the Indenture, including, without limitation, any increase or decrease in any amount due with respect to any of the Notes;

                  (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

                  (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

                  (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

                  (j) any other circumstance, including release of the Guarantor pursuant to Section 2.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under the Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

SECTION 2.12.  Waiver.

                  Without in any way limiting the provisions of Section 2.01 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

SECTION 2.13.  No Obligation to Take Action Against the Company.

                  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations of the Company under the Indenture and the Notes and of the Guarantors hereunder or against the Company or any other Person or any Property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees, under this Supplemental Indenture or under the Indenture.

SECTION 2.14.  Dealing with the Company and Others.

                  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

                  (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

                  (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

                  (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by the Indenture or the Notes;

                  (d) accept compromises or arrangements from the Company;

                  (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations of the Company under the Indenture and the Notes as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                  (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 2.15.  Default and Enforcement.

                  If any Guarantor fails to pay in accordance with Section 2.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 2.16.  Amendment, Etc.

                  No amendment, modification or waiver of any provision of the Indenture nor of this Supplemental Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 2.17.  Acknowledgment.

                  Each Guarantor hereby acknowledges communication of the terms of this Supplemental Indenture and consents to and approves of the same.

SECTION 2.18.  Costs and Expenses.

                  Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 2.19.  No Merger or Waiver; Cumulative Remedies.

                  No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, the Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under the Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 2.20.  Survival of Obligations.

                  Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under
Section 2.01 shall survive the payment in full of the Obligations of the Company under the Indenture and the Notes and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

SECTION 2.21.  Guarantee in Addition to Other Obligations.

                  The obligations of each Guarantor under its Guarantee, this Supplemental Indenture and the Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to the Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 2.22.  Severability.

                  Any provision of this Article Two which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of the Indenture and this Article Two.

SECTION 2.23  Successors and Assigns.

Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                  ARTICLE THREE

                          ADDITIONAL SECURITY FOR NOTES

SECTION 3.01.  Pledges of Additional Security.

In order for the Company to satisfy its obligations under Section 4.01 of the Second Supplemental Indenture, the Company and certain of its subsidiaries have entered into the Pledge Agreements and the Collateral Trust Agreement providing for a lien on certain assets of the Company and certain of its subsidiaries to secure the obligations of the Company under the Notes on an equal and ratable basis with the Company's obligations under the Credit Agreement and the Company's Zero Coupon Senior Convertible Debentures due 2018.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

         SECTION 4.01. TIA Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the TIA, the imposed duties shall control.

         SECTION 4.02. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Indenture, the provision of this Supplemental Indenture shall control with regard to the Notes.

         SECTION 4.03. Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. the Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under this Supplemental Indenture or with regard to the Notes, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). the Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

         SECTION 4.04. Successors. All agreements of the Company in the Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture and this Supplemental Indenture shall bind its successors.

         SECTION 4.05. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

                                        BANK ONE TRUST COMPANY, N.A.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        LENNAR CORPORATION

                                        By: /s/ STUART A. MILLER
                                           -------------------------------------
                                           Name: Stuart A. Miller
                                           Title: Chief Executive Officer


                                        GUARANTORS

                                        BCDC CORP.,
                                        BOCA GREENS, INC.,
                                        BOCA ISLES CLUB, INC.,
                                        BOCA ISLES SOUTH CLUB, INC.,
                                        BRAMALEA CALIFORNIA, INC.,
                                        BRAMALEA CALIFORNIA PROPERTIES, INC.,
                                        BRAMALEA CALIFORNIA REALTY, INC.,
                                        CLODINE-BELLAIRE LP, INC.,
                                        CLUB PEMBROKE ISLES, INC.,
                                        DCA AT BANYAN TREE, INC.,
                                        DCA AT NORTH LAUDERDALE, INC.,
                                        DCA AT PEMBROKE POINTE, INC.,
                                        DCA AT WIGGINS BAY, INC.,
                                        DCA GENERAL CONTRACTORS, INC.,
                                        DCA HOMES OF CENTRAL FLORIDA, INC.,
                                        DCA NJ REALTY, INC.,
                                        DCA OF BROWARD COUNTY, INC.,
                                        DCA OF HIALEAH, INC.,
                                        DCA OF LAKE WORTH, INC.,
                                        DCA OF NEW JERSEY, INC.,
                                        DEVCO LAND CORP.,
                                        DYEING & FINISHING, INC.,
                                        FIRST ATLANTIC BUILDING CORP.,
                                        GREYSTONE CONSTRUCTION, INC.,
                                        GREYSTONE HOMES, INC.,
                                        GREYSTONE HOMES OF NEVADA, INC.,

                                        GREYSTONE NEVADA, LLC,
                                        HARRIS COUNTY LP, INC.,
                                        HILLSIDE, INC.,
                                        INACTIVE CORPORATIONS, INC.,
                                        KINGS ISLE RECREATION CORP.,
                                        KINGS RIDGE GOLF CORPORATION,
                                        KINGS RIDGE RECREATION CORPORATION,
                                        KINGS WOOD DEVELOPMENT CORPORATION,
                                        LENNAR ACQUISITION CORP. II,
                                        LENNAR.COM, INC.,
                                        LENNAR COMMUNITIES, INC.,
                                        LENNAR COMMUNITIES DEVELOPMENT, INC.,
                                        LENNAR CONSTRUCTION, INC.,
                                        LENNAR FINANCIAL SERVICES, INC.,
                                        LENNAR HOMES, INC.,
                                        LENNAR HOMES OF ARIZONA, INC.,
                                        LENNAR HOMES OF CALIFORNIA, INC.,
                                        **LENNAR HOMES OF TEXAS LAND AND
                                        CONSTRUCTION, LTD.,
                                        **LENNAR HOMES OF TEXAS SALES AND
                                        MARKETING, LTD.,
                                        LENNAR LA PAZ LIMITED, INC.,
                                        LENNAR LA PAZ, INC.,
                                        LENNAR LAND PARTNERS SUB, INC.,
                                        LENNAR LAND PARTNERS SUB II, INC.,
                                        LENNAR MANAGEMENT, INC.,
                                        LENNAR NEVADA, INC.,
                                        LENNAR NORTHLAND I, INC.,
                                        LENNAR NORTHLAND II, INC.,
                                        LENNAR NORTHLAND III, INC.,
                                        LENNAR NORTHLAND IV, INC.,
                                        LENNAR NORTHLAND V, INC.,
                                        LENNAR NORTHLAND VI, INC.,
                                        LENNAR OCEANSIDE, LLC,
                                        *LENNAR PACIFIC, INC.,
                                        *LENNAR PACIFIC, L.P.,
                                        *LENNAR PACIFIC PROPERTIES, INC.,
                                        LENNAR REALTY, INC.,
                                        LENNAR RENAISSANCE, INC.,
                                        LENNAR SACRAMENTO, INC.,
                                        LENNAR SALES CORP.,
                                        LENNAR SAN JOSE HOLDINGS, INC.,
                                        LENNAR SOUTHLAND I, INC.,
                                        LENNAR SOUTHLAND II, INC.,
                                        LENNAR SOUTHLAND III, INC.,
                                        LENNAR SOUTHWEST HOLDING CORP.,
                                        LENNAR TEXAS HOLDING COMPANY,
                                        LENNAR TITLE SERVICES, INC.,
                                        LONG POINT DEVELOPMENT CORPORATION,

                                        LUCERNE GREENS, INC.,
                                        LUCERNE MERGED CONDOMINIUMS, INC.,
                                        M.A.P. BUILDERS, INC.,
                                        M.A.P. VINEYARDS OF PLANTATION, INC.,
                                        MARLBOROUGH DEVELOPMENT CORPORATION,
                                        MIDLAND HOUSING INDUSTRIES CORP.,
                                        MIDLAND INVESTMENT CORPORATION,
                                        MISSION VIEJO HOLDINGS, INC.,
                                        MISSION VIEJO 12S VENTURE, LP,
                                        MONTEREY VILLAGE DEVELOPMENT CORP.,
                                        QUALITY ROOF TRUSS COMPANY,
                                        RANCHO SUMMIT, LLC,
                                        REGENCY TITLE COMPANY,
                                        RIVIERA LAND CORP.,
                                        SANTA FE LAKES, L.P.,
                                        SAVELL GULLEY DEVELOPMENT CORPORATION,
                                        SILVER LAKES-GATEWAY CLUBHOUSE, INC.,
                                        SLTC, INC.,
                                        STRATEGIC HOLDINGS, INC.,
                                        STRATEGIC TECHNOLOGIES, INC.,
                                        STRATEGIC TECHNOLOGIES COMMUNICATIONS OF
                                        CALIFORNIA, INC.,
                                        SUPERIOR REALTY & MARKETING, INC.,
                                        UNIVERSAL TITLE INSURORS, INC.,
                                        U.S. HOME CORPORATION
                                        (f/k/a LEN ACQUISITION CORPORATION),
                                        W. B. HOMES, INC.,
                                        WESTCHASE, INC.,
                                        BRUSHMASTERS, INC.,
                                        CANTERBURY CORPORATION,
                                        COUNTRYPLACE GOLF COURSE, INC.,
                                        E.M.J.V. CORP.,
                                        HOMECRAFT CORPORATION,
                                        IMPERIAL HOMES CORPORATION,
                                        LUNDGREN BROS. CONSTRUCTION, INC.,
                                        MID-COUNTY UTILITIES, INC.,
                                        OCEANPOINTE DEVELOPMENT CORPORATION,
                                        ORRIN THOMPSON CONSTRUCTION COMPANY,
                                        ORRIN THOMPSON HOMES CORP.,
                                        PAPARONE CONSTRUCTION CO.,
                                        PRARIE LAKE CORPORATION,
                                        RIVENHOME CORPORATION,
                                        RUTENBERG HOMES, INC. (FL),
                                        RUTENBERG HOMES, INC. (TX),
                                        STONEY CORPORATION,
                                        SUMMERWAY INVESTMENT CORP.,

                                        U.S. HOME & DEVELOPMENT CORPORATION,
                                        U.S. HOME OF ARIZONA CONSTRUCTION CO.,
                                        U.S. HOME OF COLORADO REAL ESTATE, INC.,
                                        U.S. HOME REALTY CORPORATION,
                                        U.S. HOME REALTY, INC. (MD),
                                        U.S. HOME REALTY, INC. (TX),
                                        U.S.H. CORPORATION OF NEW YORK,
                                        U.S. H. LOS PRADOS, INC.,
                                        USH ACQUISITION CORP.,
                                        USH EQUITY CORPORATION,
                                        USH HOLDING, INC.,
                                        USH MILLENNIUM VENTURES CORP.,
                                        USH/MJR, INC.,
                                        USH (WEST LAKE), INC.,
                                        USH WOODBRIDGE, INC. and
                                        WESTSTONE CORPORATION,



                                        By: /s/ DAVID B. MCCAIN
                                           -------------------------------------
                                           Name: David B. McCain
                                           Title: Vice President


---------------
* Executed by authorized agent.

** Executed by Lennar Texas Holding Company, as General Partner.

                                                                       EXHIBIT A

                                    GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States Dollars of any amounts due with respect to the Notes in the amounts and at the times when due and interest on all overdue amounts, if lawful, and the payment or performance of all other obligations of the Company under the Indenture, dated as of December 30, 1997 between Lennar Corporation and Bank One Trust Company, N.A. (the "Base Indenture"), as supplemented by the Second Supplemental Indenture, dated as of February 24, 1999 between Lennar Corporation and Bank One Trust Company, N.A. (the "Second Supplemental Indenture"), as further supplemented by the Third Supplemental Indenture dated as of May 3, 2000, among Lennar Corporation, the Guarantors named therein and Bank One Trust Company, as trustee (the "Third Supplemental Indenture"), or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Two of the Third Supplemental Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Two of the Third Supplemental Indenture upon execution of the Third Supplemental Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Base indenture, as supplemented by the Second Supplemental Indenture and the Third Supplemental Indenture.

                  The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Third Supplemental Indenture are expressly set forth in Article Two of the Third Supplemental Indenture and reference is hereby made to the Third Supplemental Indenture for the precise terms of the Guarantee and all of the other provisions of the Third Supplemental Indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Third Supplemental Indenture.

                  The undersigned acknowledges that this Guarantee shall be subject to the TIA if and when the Third Supplemental Indenture is so subject, and the undersigned agrees to discharge its duties under the TIA.

                  IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Dated:
      ------------------------------

                                        BCDC CORP.,
                                        BOCA GREENS, INC.,
                                        BOCA ISLES CLUB, INC.,
                                        BOCA ISLES SOUTH CLUB, INC.,
                                        BRAMALEA CALIFORNIA, INC.,
                                        BRAMALEA CALIFORNIA PROPERTIES, INC.,
                                        BRAMALEA CALIFORNIA REALTY, INC.,
                                        CLODINE-BELLAIRE LP, INC.,
                                        CLUB PEMBROKE ISLES, INC.,
                                        DCA AT BANYAN TREE, INC.,
                                        DCA AT NORTH LAUDERDALE, INC.,
                                        DCA AT PEMBROKE POINTE, INC.,
                                        DCA AT WIGGINS BAY, INC.,
                                        DCA GENERAL CONTRACTORS, INC.,
                                        DCA HOMES OF CENTRAL FLORIDA, INC.,
                                        DCA NJ REALTY, INC.,
                                        DCA OF BROWARD COUNTY, INC.,
                                        DCA OF HIALEAH, INC.,
                                        DCA OF LAKE WORTH, INC.,
                                        DCA OF NEW JERSEY, INC.,
                                        DEVCO LAND CORP.,
                                        DYEING & FINISHING, INC.,
                                        FIRST ATLANTIC BUILDING CORP.,
                                        GREYSTONE CONSTRUCTION, INC.,
                                        GREYSTONE HOMES, INC.,
                                        GREYSTONE HOMES OF NEVADA, INC.,
                                        GREYSTONE NEVADA, LLC,
                                        HARRIS COUNTY LP, INC.,
                                        HILLSIDE, INC.,
                                        INACTIVE CORPORATIONS, INC.,
                                        KINGS ISLE RECREATION CORP.,
                                        KINGS RIDGE GOLF CORPORATION,
                                        KINGS RIDGE RECREATION CORPORATION,
                                        KINGS WOOD DEVELOPMENT CORPORATION,
                                        LENNAR ACQUISITION CORP. II,
                                        LENNAR.COM, INC.,
                                        LENNAR COMMUNITIES, INC.,
                                        LENNAR COMMUNITIES DEVELOPMENT, INC.,
                                        LENNAR CONSTRUCTION, INC.,
                                        LENNAR FINANCIAL SERVICES, INC.,
                                        LENNAR HOMES, INC.,
                                        LENNAR HOMES OF ARIZONA, INC.,
                                        LENNAR HOMES OF CALIFORNIA, INC.,
                                        **LENNAR HOMES OF TEXAS LAND AND
                                               CONSTRUCTION, LTD.,
                                        **LENNAR HOMES OF TEXAS SALES AND
                                               MARKETING, LTD.,
                                        LENNAR LA PAZ LIMITED, INC.,

                                        LENNAR LA PAZ, INC.,
                                        LENNAR LAND PARTNERS SUB, INC.,
                                        LENNAR LAND PARTNERS SUB II, INC.,
                                        LENNAR MANAGEMENT, INC.,
                                        LENNAR NEVADA, INC.,
                                        LENNAR NORTHLAND I, INC.,
                                        LENNAR NORTHLAND II, INC.,
                                        LENNAR NORTHLAND III, INC.,
                                        LENNAR NORTHLAND IV, INC.,
                                        LENNAR NORTHLAND V, INC.,
                                        LENNAR NORTHLAND VI, INC.,
                                        LENNAR OCEANSIDE, LLC,
                                        *LENNAR PACIFIC, INC.,
                                        *LENNAR PACIFIC, L.P.,
                                        *LENNAR PACIFIC PROPERTIES, INC.,
                                        LENNAR REALTY, INC.,
                                        LENNAR RENAISSANCE, INC.,
                                        LENNAR SACRAMENTO, INC.,
                                        LENNAR SALES CORP.,
                                        LENNAR SAN JOSE HOLDINGS, INC.,
                                        LENNAR SOUTHLAND I, INC.,
                                        LENNAR SOUTHLAND II, INC.,
                                        LENNAR SOUTHLAND III, INC.,
                                        LENNAR SOUTHWEST HOLDING CORP.,
                                        LENNAR TEXAS HOLDING COMPANY,
                                        LENNAR TITLE SERVICES, INC.,
                                        LONG POINT DEVELOPMENT CORPORATION,
                                        LUCERNE GREENS, INC.,
                                        LUCERNE MERGED CONDOMINIUMS, INC.,
                                        M.A.P. BUILDERS, INC.,
                                        M.A.P. VINEYARDS OF PLANTATION, INC.,
                                        MARLBOROUGH DEVELOPMENT CORPORATION,
                                        MIDLAND HOUSING INDUSTRIES CORP.,
                                        MIDLAND INVESTMENT CORPORATION,
                                        MISSION VIEJO HOLDINGS, INC.,
                                        MISSION VIEJO 12S VENTURE, LP,
                                        MONTEREY VILLAGE DEVELOPMENT CORP.,
                                        QUALITY ROOF TRUSS COMPANY,
                                        RANCHO SUMMIT, LLC,
                                        REGENCY TITLE COMPANY,
                                        RIVIERA LAND CORP.,
                                        SANTA FE LAKES, L.P.,
                                        SAVELL GULLEY DEVELOPMENT CORPORATION,
                                        SILVER LAKES-GATEWAY CLUBHOUSE, INC.,
                                        SLTC, INC.,
                                        STRATEGIC HOLDINGS, INC.,
                                        STRATEGIC TECHNOLOGIES, INC.,
                                        STRATEGIC TECHNOLOGIES COMMUNICATIONS
                                            OF CALIFORNIA, INC.,
                                        SUPERIOR REALTY & MARKETING, INC.,
                                        UNIVERSAL TITLE INSURORS, INC.,
                                        U.S. HOME CORPORATION
                                            (f/k/a LEN ACQUISITION CORPORATION),

                                        W. B. HOMES, INC.,
                                        WESTCHASE, INC.,
                                        BRUSHMASTERS, INC.,
                                        CANTERBURY CORPORATION,
                                        COUNTRYPLACE GOLF COURSE, INC.,
                                        E.M.J.V. CORP.,
                                        HOMECRAFT CORPORATION,
                                        IMPERIAL HOMES CORPORATION,
                                        LUNDGREN BROS. CONSTRUCTION, INC.,
                                        MID-COUNTY UTILITIES, INC.,
                                        OCEANPOINTE DEVELOPMENT CORPORATION,
                                        ORRIN THOMPSON CONSTRUCTION COMPANY,
                                        ORRIN THOMPSON HOMES CORP.,
                                        PAPARONE CONSTRUCTION CO.,
                                        PRARIE LAKE CORPORATION,
                                        RIVENHOME CORPORATION,
                                        RUTENBERG HOMES, INC. (FL),
                                        RUTENBERG HOMES, INC. (TX),
                                        STONEY CORPORATION,
                                        SUMMERWAY INVESTMENT CORP.,
                                        U.S. HOME & DEVELOPMENT CORPORATION,
                                        U.S. HOME OF ARIZONA CONSTRUCTION CO.,
                                        U.S. HOME OF COLORADO REAL ESTATE, INC.,
                                        U.S. HOME REALTY CORPORATION,
                                        U.S. HOME REALTY, INC. (MD),
                                        U.S. HOME REALTY, INC. (TX),
                                        U.S.H. CORPORATION OF NEW YORK,
                                        U.S. H. LOS PRADOS, INC.,
                                        USH ACQUISITION CORP.,
                                        USH EQUITY CORPORATION,
                                        USH HOLDING, INC.,
                                        USH MILLENNIUM VENTURES CORP.,
                                        USH/MJR, INC.,
                                        USH (WEST LAKE), INC.,
                                        USH WOODBRIDGE, INC. and

                                        WESTSTONE CORPORATION,
                                        as Guarantors

                                        By: /s/ DAVID B. MCCAIN
                                           -------------------------------------
                                           Name: David B. McCain
                                           Title: Vice President


---------------
* Executed by authorized agent.

** Executed by Lennar Texas Holding Company, as General Partner.